AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998
                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              EQUINOX SYSTEMS INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FLORIDA                                              59-2268442
-------------------------------                          ----------------------
(STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                 ONE EQUINOX WAY
                           SUNRISE, FLORIDA 33351-6709
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1993 STOCK OPTION PLAN
          -------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                              WILLIAM A. DAMBRACKAS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              EQUINOX SYSTEMS INC.
                                 ONE EQUINOX WAY
                           SUNRISE, FLORIDA 33351-6709
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 746-9000
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            KENNETH C. HOFFMAN, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                               -------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

           Title            Amount to be        Proposed maximum           Proposed maximum               Amount of
       of securities         registered          offering price                aggregate               registration fee
      to be registered                            per share(1)            offering price (1)
=======================================================================================================================
Common Stock,              450,000 shares            $22.75                   $10,237,500                   $3,199
$.01 par value...........
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the last reported sale price of the Common Stock on June 1, 1998.

                                Page 1 of 6 Pages
                             Exhibit Index at Page 4

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company's Registration Statements on Form S-8 (Registration Nos. 33-66280, 33-96014, 333-09955 and 333-29665) registered the issuance of up to
1,575,000 shares of the Registrant's Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan (the "Plan"). On May 21, 1998, the shareholders of the Registrant approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Plan by 450,000 shares, to 2,025,000 shares. This Registration Statement on Form S-8 registers these additional 450,000 shares. In accordance with Instruction E of Form S-8, the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-66280, 33-96014, 333-09955 and 333-29665), filed with the Securities and Exchange Commission on July 20, 1993, August 17, 1995, August 12, 1996 and June 20, 1997, respectively, are incorporated herein by reference.

RESTATED SELECTED FINANCIAL DATA - FORM 10-K ANNUAL REPORT AND
FORM 10-Q QUARTERLY REPORT

On May 1, 1998, the Board of Directors declared a three-for-two stock split to be effected in the form of a 50% stock dividend on the Company's common stock payable June 10, 1998, to shareholders of record on May 20, 1998. Restated income per share amounts of the Company for each of the years in the five year period ended December 31, 1997, are as follows:

                                      YEAR ENDED DECEMBER 31,
                          ---------------------------------------------
                           1997     1996      1995      1994      1993
                           ----     ----      ----      ----      ----
Income per share:
           Basic          $0.76     $0.48     $0.26     $0.36     $0.32
           Diluted (1)    $0.72     $0.45     $0.26     $0.34     $0.29

           (1) Basic and diluted earnings per share attributable to the effect of a change in accounting principle were $0.10 and $.09, respectively, in 1993.

Restated basic and diluted earnings per share were $0.24 and $0.22, respectively, for the three months ended March 31, 1998 while restated basic and diluted earnings per share were $0.13 for the three months ended March 31, 1997.

ITEM 8.  EXHIBITS.

    5.1  Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
   23.1  Consent of Arthur Andersen LLP
   23.2 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. is contained in its opinion included as Exhibit 5.1 hereof
   24.1 Power of Attorney is included in the Signatures section of this Registration Statement

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on June 3, 1998.

                     EQUINOX SYSTEMS INC.

                     By:   /S/ WILLIAM A. DAMBRACKAS
                           -------------------------------------------------
                           William A. Dambrackas, President, Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William A. Dambrackas and Mark Kacer his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                       DATE
         ---------                              -----                       ----
/S/ WILLIAM A. DAMBRACKAS        President, Chief Executive Officer     June 3, 1998
-------------------------------- and Chairman of the Board
William A. Dambrackas            (principal executive officer)



/S/ MARK KACER                   Vice President, Chief Financial        June 3, 1998
-------------------------------- Officer and Director
Mark Kacer




/S/ ROBERT F. WILLIAMSON, JR.    Director                               June 3, 1998
--------------------------------
Robert F. Williamson, Jr.




/S/ JAMES J. FELCYN, JR.         Director                               June 3, 1998
--------------------------------
James J. Felcyn, Jr.

                                  EXHIBIT INDEX

                                                                    SEQUENTIAL
                                                                       PAGE
EXHIBIT                  DESCRIPTION                                  NUMBER
-------                  -----------                                ----------
     5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff,
           Rosen & Quentel, P.A.                                          5

    23.1   Consent of Arthur Andersen LLP                                 6